Exhibit 10.1

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (the “Agreement”), is entered into as of February 16, 2015 (the “Effective Date”), by and between Gevo, Inc., a Delaware corporation (the “Company”), and Pat Gruber, an individual (the “Employee”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Employment Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Employee previously entered into an Employment Agreement, dated as of June 4, 2010, (as amended by that certain Amendment Agreement, dated as of December 21, 2011, the “Employment Agreement”), pursuant to which, among other things, the Employee agreed to render certain specified services to the Company during the Term;

WHEREAS, the Company desires to amend the Employment Agreement to align the compensation of the Employee with the strategic objectives of the Company, including, without limitation, by paying 25% of the Employee’s base salary in restricted stock for a period of three months; and

WHEREAS, the Employee has agreed to such amendments, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Amendment to Employment Agreement. The Employee and the Company agree that for a three-month period starting on the date of the grant and ending three months from the date of the grant, the Employee will receive 25% of his Base Pay, which amounts to $31,250.00 for three months, in shares of restricted stock instead of cash. The shares of restricted stock will be issued pursuant to the Company’s Amended and Restated 2010 Stock Incentive Plan, will be priced at the closing price of the Company’s common stock on the date of the grant and will cliff vest 100% on the one-year anniversary of the date of the grant. In the event of a Change of Control, a termination of the Employee or a resignation by the Employee, the shares of restricted stock will accelerate on a prorated basis.

2. Withholding. The Company shall have the right to deduct or withhold from any payments made pursuant to this Agreement any and all amounts it is required to deduct or withhold and any and all amounts the Employee agrees it may deduct or withhold (e.g., for federal income and employee social security taxes and all state or local income taxes now applicable or that may be enacted and become applicable during the Term).

3. Effective Date. This Agreement shall become effective as of the Effective Date specified above. Except as modified by this Agreement, the Employment Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict or inconsistency between this Agreement and the Employment Agreement, the provisions of this Agreement shall govern.

1.

4. Amendment. By executing this Agreement below, each of the Company and the Employee certifies that this Agreement has been executed and delivered in compliance with the terms of Section 9.1 of the Employment Agreement.

5. Assignment. This Agreement is binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. Except as otherwise provided herein, neither of the parties hereto may make any assignment of this Agreement, or any interest herein, without the prior written consent of the other party, except that, without such consent, this Agreement shall be assigned to any corporation or entity which shall succeed to the business presently being operated by Company, by operation of law or otherwise, including by dissolution, merger, consolidation, transfer of assets, or otherwise.

6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of laws thereof.

7. Arbitration. Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in Denver, Colorado, in accordance with the employment arbitration rules then in effect of the American Arbitration Association including the right to discovery, and the arbitrator’s decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party hereto shall pay its or their own expenses incident to the negotiation, preparation and resolution of any controversy or claim arising out of, or related to, this Agreement, or the breach thereof; provided, however, the Company shall pay and be solely responsible for any attorneys’ fees and expenses and court or arbitration costs incurred by the Employee as a result of a claim brought by either the Employee or the Company alleging that the other party breached or otherwise failed to perform this Agreement or any provision hereof to be performed by the other party if the Employee prevails in the contest in whole or in part.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement. Facsimile signatures shall be as effective as original signatures.

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2.

The parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.

EMPLOYEE:

/s/ Pat Gruber
Pat Gruber

COMPANY:

GEVO, INC.

By:	/s/ Brett Lund
Name: Brett Lund
Title: Chief Legal Officer

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